BYLAWS
OF
PREMIER BIOMEDICAL, INC.
(a Nevada corporation)

ARTICLE I
OFFICES

1.1           Offices.  The registered office of Premier Biomedical, Inc. (hereinafter the “Corporation”) in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation.  The Corporation may also maintain offices, either within or without the State of Nevada, as the Board of Directors of the Corporation may designate or the business of the Corporation may from time to time require.

ARTICLE II
STOCKHOLDER MEETINGS

2.1           Place of Meetings.  Meetings of the shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada, as the Board of Directors may from time to time fix.

2.2           Annual Meeting.  The annual meeting of the stockholders shall be held on such date and time as shall be fixed, from time to time, by the Board of Directors.

2.3           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation, or these bylaws, may be called by the Chairman of the Board of Directors, if any, the President, or the Board of Directors.  Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

2.4           Notice of Meetings.  Except as otherwise permitted or provided by law or these Bylaws, written or printed notice of each annual meeting or special meeting of stockholders, signed by the President, Secretary, Chairman of the Board, if any or by such other person or persons as the directors shall designate, stating the place, date and time of the meeting, as well as the purpose or purposes for which the meeting is called shall be served either personally, by fax, or by mail, postage prepaid, by or at the direction of the President, the Secretary, or the officer or the person calling the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockhold er entitled to vote at the meeting.  The notice shall also state the general nature of any proposed action to be taken at the meeting.  If such notice is to be sent by mail, it shall be deemed to be given when deposited in the United States mail, directed to such stockholder at his or her address as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.  Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverab le.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.  Meeting notification can be via email as well as by U.S. mail.

2.5           List of Stockholders Entitled to Vote.  The officer having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours at the principal office of the Corporation, whether within or outside of the state of Nevada, for a period of at least 10 days prior to the meeting. & #160;The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present for the purposes thereof.

2.6           Quorum and Adjournment.  Except as provided herein, or by law or by the Articles of Incorporation, the holders of a majority of the shares issued and outstanding of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.   The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

2.7           Voting.  Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.  Except as otherwise provided by statute, the Articles of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

2.8           Proxy.  Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, or by his duly authorized attorney-in-fact.  No such proxy shall be voted or acted upon after six (6) months from the date of its execution.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

2.9           Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may preserve, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservatory may be voted by him either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares standing in t he name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in appropriate order of the court by which such receiver was appointed.  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.  Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

2.10           Action Without Meeting.  Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, any action to be taken at any annual or special meeting of stockholders  may be taken without a meeting, without prior notice and without a vote, if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required.  Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation

2.11           Order of Business.  The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

ARTICLE III
DIRECTORS

3.1           Duties, Powers and Remuneration.  The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

3.2           Number, Term, Election and Qualifications.  The Board of Directors of the Corporation shall consist of not less than one (1) and not more than nine (9) directors, and the exact number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board.  Except as may otherwise be provided herein or in the Articles of Incorporation, the first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors.  Thereinafter, directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one - fourth in number of the directors of the Corporation are elected at each annual shareholders’ meeting) or these Bylaws, or until his prior death, resignation or removal.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Any director may resign at any time upon written notice of such resignation to the Corporation.  All directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual directors or classes of directors are greater than or less than that of any other individual directors or classes of directors, and the different voting powers may be state d in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation.  If the Articles of Incorporation provide that any directors have voting power greater than or less than other directors of the Corporation, every reference in these Bylaws to a majority or other proportion of directors shall be deemed to refer to majority or other proportion of the voting power of all the directors or classes of directors, as may be required by the Articles of Incorporation.  Directors do not need to be residents of Nevada or shareholders of the Corporation.

3.3           Vacancies.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute. When one or more directors shall give notice of resignation to the Boar d, effective at a future date, the acceptance of such resignation shall not be necessary to make it effective.  The Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

3.4           Resignation.  A director may resign at any time by giving written notice of such resignation to the Corporation.

3.5           Removal.  Unless otherwise provided for by the Articles of Incorporation, one or more or all the directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that directors may only be removed for cause, provided however, such director shall not be removed if the Corporation states in its Articles of Incorporation that its directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of director s would be sufficient to elect him or her.  If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

3.6           Meetings and Communications Equipment.  The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Nevada.  Members of the Board of Directors or any committee designated by such Board may participate in and act at any meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak with each other.  Such participation shall constitute presence in person at the meeting.

3.7           Regular Meetings, Notice.  (a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix; (b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall he waived in the manner set forth in these Bylaws.  Attendance by the Board members at meetings may be by actual physical presence or by telephone, in the form of a conference call.

3.8           Special Meetings, Notice.  (a) Special meetings of the Board of Directors shall he held at such time and place as may be specified in the respective notices or waivers of notice thereof.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the board, if any, or the President, or of a majority of the directors in office; (b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, or delivered orally or by email, with sufficient time for the convenient assembly of directors thereat, or shall be sent t o him at such place by telegram, radio or cable, or shall he delivered to him personally or given to him orally, not later than the day before the day on which the meeting is’ to be held.  If mailed, the notice of any special meeting shall he deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company.  A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting; (c) Notice of any special meeting shall not he required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not he required to he given .

3.9           Quorum and Adjournments.  At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws.  A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists.  Notice of such adjourned meeting shall be given to directors not present at time of the adjournment and, unless the time and place of the adjourned meetin g are announced at the time of the adjournment, to the other directors who were present at the adjourned meeting.  Attendance is defined as actual physical presence or via telephone.

3.10         Voting.  Except as otherwise provided herein, in the Articles of Incorporation or by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the Board of Directors.

3.11         Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation  or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.12         Committees.  Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.  Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not directors to serve on such committees authorized herein.  Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation, or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

3.13           Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for service as committee members.

3.14           Location of Books and Records.  The books of the Corporation, except such as are required by law to be kept within the State of Nevada, may be kept at such place or places within or outside of the State of Nevada as the Board of Directors may from time to time determine.

ARTICLE IV
OFFICERS

4.1           Election.  The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer, none of whom need be directors of the Corporation.  Such other officers and assistant officers as may be deemed necessary, from time to time, including any Vice Presidents, may also be elected or appointed by the Board of Directors.  Each officer and assistant officer shall have such title, such authority, and perform such duties as are provided in the Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws.  Any one person may hold any number of offices of the Corporation at any o ne time unless specifically prohibited therefrom by law.

4.2           Appointment and Term.  The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the board of directors.  If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders.  If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or is removed in the manner hereinafter provided.

4.3           Removal of Officers.  Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not of itself create contract rights.

4.5           Resignation of Officers.  Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officers and the Corporation, by giving notice to the President or Board of Directors.  An officer’s resignation shall take effect at the time specified therein, and the acceptance of such resignation shall not be necessary to make it effective.

4.6           Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

4.7           Vacancies.  Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

4.8           Bonds.  N/A

4.9           President.  Unless the Board of Directors has designated the Chairman of the Board, if any, as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  If there shall be no Chairman of the Board, or he or she shall be absent or deem not to so preside, then the President shall preside at such meeting of the shareholders, and in his absence, any other director chosen by the Board of Directors shall preside at the meeting of shareholders.  The President may sign, with the Secretary or any other proper officer of the Corporation thereunder authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.  The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation.

4.10           Secretary.  The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.  The Secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classe s of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he/she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.

4.11           Treasurer and Assistant Treasurers.  The Treasurer shall have custody of the Corporate funds and securities of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation.  The Treasurer shall deposit all moneys and valuables in the name and to the credit of the Corporation in such depository as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as directed by the Board of Directors, shall render to the Chief Executive Officer, Chairman of the Board, and directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.  The books of account shall at all times be open to inspection by any director.  It shall be the duty of any Assistant Treasurer(s), if any, to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors.

4.12           Chairperson.  The Chairman of the Board, if any and if present, shall preside at all meetings of the stockholders and the Board of Directors and perform such other duties and have such other powers as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.  If there shall be no Chairman of the Board, or he or she shall be absent, or deem not to so preside, then the President shall preside at such meeting of shareholders, and in his absence, any other director chosen by the Board of Directors shall preside at such meeting of the shareholders.  The Chairman of the Board, if any, s hall name a Vice Chairman who shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. In the absence of the Chairman and Vice Chairman, any director designated by the Board of Directors shall preside at such meeting of the Board of Directors.

4.13           Vice Presidents.  The most senior rank of the Vice Presidents, if any, shall exercise the functions of the President, in the President’s absence, or in the event of the President’s inability or refusal to act.  The Vice President(s), if any, shall have such powers and duties as may be assigned to him or her from time to time by the Board of Directors.

4.14           Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE V
INDEMNIFICATION

5.1           Right to Indemnification.

Section 1:  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative ( a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or a wholly owned subsidiary of the Corporation or, while a director or officer of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a director or officer of any other corporation or as its representative in a partnership, joint venture, trust or other entity or enterprise (hereinafter as “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators provided, however, that, except as provided in Section 5.2 of this ARTICLE V with respect to proceeding(s) to enforce rights to indemnification or advance of expenses, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee except to the extent such proceeding (or part thereof) was authorized in writing by the Board of Directors of the Corporation.  The right to indemnif ication conferred in this Section 5.1 of this ARTICLE V shall be a contract right based upon good and valuable consideration and shall include the obligation of the Corporation to pay the reasonable expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.1 of this ARTICLE V or otherwise.

Section 2: Other Employees and Agents.  Unless otherwise restricted by the Articles of Incorporation, Nevada General Corporation Law, or these bylaws, the Corporation may indemnify such other employees and agents of the Corporation to the same extent and in the same manner as is provided under Section 1 of this Article V with respect to directors and officers, by adopting a resolution by a majority of the members of the Board specifically identifying by name or by position the employees or agents entitled to indemnification.

Section 3: The Corporation may purchase and maintain insurance on its own behalf and behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or a wholly owned subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

5.2           Procedure for Indemnification.  Any indemnification of the indemnitee or advance of expenses under Section 5.1 of this ARTICLE V shall be made promptly, and in any event within thirty (30) days, upon the written request of the indemnitee.  If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty (60) days, the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the indemnitee in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advance of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation.

5.3           Non-Exclusivity of Rights.  The rights to indemnification and to the advance of expenses conferred in this ARTICLE V and in the Articles of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire hereunder or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

5.4           Merger or Consolidation.  For purposes of this ARTICLE V, references to the “Corporation” shall include, in addition to the corporation resulting from or surviving a consolidation or merger with the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, or agent of another corporation or of a partnership, joint venture, trust or other entity or enterprise shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

5.5           Severability.  If any provision of this ARTICLE V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

ARTICLE VI
STOCK; RECORD DATES

6.1       Certificates of Stock; Uncertificated Shares.  The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request, every holder of uncertificated shares, shall be entitled to hav e a certificate, in such form as the Board shall prescribe, signed by, or in the name of the Corporation by the CEO, or by the Chairman of the Board, if any, or by any Vice President, and countersigned by the Secretary or an assistant Secretary or the Treasurer representing the number of shares registered in certificate form.  Any of or all of the signatures on the certificates may be by facsimile. In case any officer, transfer agent, or registrar who as signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of special stock, the certificates representing shares of any such class or series or of any such special stock shall set forth thereon the statements prescribed by the Nevada Business Corporation Act.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

6.2           Cancellation of Certificates; Lost or Destroyed Certificates.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.3           Transfer of Shares.  (a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her duly authorized attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon; (b) The Corporation shall be entitled to treat the holder of record of any share or share s as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

6.4           Record Date.  For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or any adjournment thereof, or to express consent to  corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a date as the record date, which record date shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than (10) days after the date on whi ch the date fixing the record date for the consent of stockholders without a meeting is adopted by the Board of Directors, nor more than 60 days prior to any other such action. If no record date is fixed, the record date will be as provided by law.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

6.5           Stockholders of Record.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

ARTICLE VII
GENERAL PROVISIONS

7.1           Dividends.  (a) Dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation’s shareholders or to the shareholders of one or more classes or series; (b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and (i) a majority of the current shareholders of the class or series to be issued approve the issue; or (ii) there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

7.2           Reliance upon Books, Reports, and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, employees, or committees of the the Board of Directors so designated, by an independent certified public accountant, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

7.3           Annual Statement.  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

7.4           Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5           Contracts.  Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

7.6           Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

7.7           Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

7.8           Waiver of Notice.  Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

ARTICLE VIII
FISCAL YEAR

8.1           Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX
CORPORATE SEAL

9.1           Corporate Seal.  The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X
INTERESTED DIRECTORS

10.1           Interested Directors.  No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, when such director or officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(a)  the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)  the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or

(d)  the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.  Such interested directors may be counted when determining the presence of a quorum at the Board of Directors’ or committee meeting authorizing the contract or transaction.

ARTICLE XI
ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

11.1           Annual List.  The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.

ARTICLE XII
AMENDMENTS

12.1           Amendments.

Section 1.  By Shareholders: All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.

Section 2.  By Directors: The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation

CERTIFICATE OF SECRETARY

I, Heidi H. Carl, hereby certify that:

I am the Secretary of Premier Biomedical, Inc., a Nevada corporation;
and

The foregoing Bylaws, consisting of 15 pages, are a true and correct copy of the Bylaws of the corporation as duly adopted by approval of the Board of Directors of the corporation at the organizational meeting on June 7, 2010.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 7th day of June, 2010.

/s/ Heidi H. Carl
Heidi H. Carl, Secretary

FIRST AMENDMENT
TO
BYLAWS
OF
PREMIER BIOMEDICAL, INC.
(a Nevada corporation)

Section 3.2 of the Bylaws of Premier Biomedical, Inc., a Nevada corporation, originally adopted on June 7, 2010, is restated in its entirety as follows:

“3.2         Number, Term, Election and Qualifications.  The Board of Directors of the Corporation shall consist of not less than one (1) and not more than seven (7) directors, and the exact number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board.  Except as may otherwise be provided herein or in the Articles of Incorporation, the first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors.  Thereinafter, directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation (so long as at least one - fourth in number of the directors of the Corporation are elected at each annual shareholders’ meeting) or these Bylaws, or until his prior death, resignation or removal.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Any director may resign at any time upon written notice of such resignation to the Corporation.  All directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual directors or classes of directors are greater than or less than that of any other individual directors or classes of directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation.  If the Articles of Incorporation provide that any directors have voting power greater than or less than other directors of the Corporation, every reference in these Bylaws to a majority or other proportion of directors shall be deemed to refer to majority or other proportion of the voting power of all the directors or classes of directors, as may be required by the Articles of Incorporation.  Directors do not need to be residents of Nevada or shareholders of the Corporation.”

CERTIFICATE OF SECRETARY

I, Heidi H. Carl, hereby certify that:

I am the Secretary of Premier Biomedical, Inc., a Nevada corporation; and

The foregoing First Amendment to Bylaws of Premier Biomedical, Inc., consisting of one(1) page, is a true and correct copy of the First Amendment to Bylaws of the corporation as duly adopted by approval of the Board of Directors of the corporation on January 6, 2011.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 7th day of January, 2011.

/s/ Heidi H. Carl
Heidi H. Carl, Secretary